UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2005

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, Idaho		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

LTIP. On March 23, 2005, the Management Development / Compensation Committee (the "Committee") of the Board of Directors of Albertson’s, Inc. (the "Company") approved award opportunities under the Albertsons Long-Term Incentive Plan (the "LTIP") for the 2005, 2006 and 2007 plan years. The LTIP was approved by the Company’s shareholders at the annual meeting in 2003. There were no 2004 award opportunities established under the LTIP. All Company officers will be eligible to participate in the LTIP.

Awards under the LTIP will be determined by the Company’s level of achievement relative to financial targets. For 2005, awards will be based on 2005 earnings per share and return on invested capital results. For 2006, awards will be based on 2005 – 2006 cumulative EPS and average ROIC results. For 2007, awards will be based on 2005 – 2007 cumulative EPS and average ROIC results.

Earned awards under the LTIP will be paid in cash. Awards may range from 0% to 200% of the participant’s target bonus, depending on the level of performance.

This summary is only of the performance goals and business criteria required for payment of awards under the Company’s LTIP. For full details of the LTIP, please see the plan document, at Exhibit 10.47 of the Company’s Form 10-Q for the quarter ended May 1, 2003.

Bonus Program. Also on March 23, 2005, the Committee approved the fiscal 2005 Albertson’s, Inc. Executive Officers’ Annual Incentive Compensation Plan (the "Executive Officer Plan"). The Executive Officer Plan was approved by the Company’s shareholders at the 2002 annual meeting.

The design of the executive officer bonus program is identical to that established in prior years. The Company’s CEO and four other most highly compensated executive officers during fiscal 2005 will be eligible to receive incentive awards under the Executive Officer Plan. No annual bonuses under the plan will be paid unless the Company has positive "consolidated earnings'' (as defined in the plan) for fiscal 2005. The maximum amount of bonuses that may be paid to all plan participants in the aggregate will be an amount equal to 1.0% of consolidated earnings for 2005, which constitutes the "Annual Pool" for 2005. The maximum annual bonus that may be payable under the plan to the CEO, each of the next two most highly compensated participants and each of the other two participants is limited to 30%, 20% and 15%, respectively, of the Annual Pool for the applicable bonus year. The Committee has negative discretion to reduce the amount of, or to eliminate, any bonus that would otherwise be payable under the Executive Officer Plan. In exercising this discretion, the Committee may utilize the performance factors of EPS, sales and ROIC or other factors as deemed appropriate by the Committee.

This summary is only of the performance goals and business criteria required for payment of awards under the Company’s Executive Officer Plan for 2005. For full details of the bonus program as it relates to the Company’s CEO and other four most highly compensated executive officers, please see the Executive Officer Plan, at Exhibit 10.42 of the Company’s Form 10-Q for the quarter ended May 2, 2002.

2004 Bonuses. Also on March 23, 2005, the Committee approved fiscal 2004 bonuses for the Company’s four most highly compensated executive officers (other than the CEO). Bonuses (determined under a bonus program for 2004 similar to that described above for 2005) were set as follows:

C.J. Gabriel: $72,345
Paul T. Gannon: $40,736 (excludes amounts earned under Shaw’s cash bonus programs in which Mr. Gannon participated prior to becoming an executive officer of the Company)
John R. Sims: $71,185
Felicia D. Thornton: $83,947

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc.

March 29, 2005	By:	John R. Sims

Name: John R. Sims
Title: Executive Vice President and General Counsel